EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D relating to the Common Stock, $0.001 par value, of Synageva Biopharma Corp. is being filed with the Securities and Exchange Commission on behalf of each of them.

July 19, 2012

BAKER BROS. ADVISORS, LLC
By:	/s/ Scott L. Lessing
Name: Scott L. Lessing
Title: President

By:	/s/ Julian C. Baker
Julian C. Baker

By:	/s/ Felix J. Baker
Felix J. Baker

FBB Associates
By:	/s/ Julian C. Baker
Name: Julian C. Baker
Title: Partner

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